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                                                                    EXHIBIT 23.3



                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-111516 of Kinross Gold Corporation on Form F-4 of our report dated March 12, 2004, appearing in the Annual Report on Form 40-F of Kinross Gold Corporation for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part o this Registration Statement.




/S/DELOITTE & Touche LLP
Chartered Accountants


Toronto, Ontario, Canada
April 21, 2004